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THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF
HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

                             STOCK PURCHASE WARRANT

     This Stock Purchase Warrant (this "Warrant"), dated September 29, 1999, is issued to LEVEL JUMP ASSET MANAGEMENT, INC. (the "Holder"), by
SMARTSOURCES.COM, INC., a Colorado corporation (the "Company").

     1. Purchase of Shares. Subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company 150,000 fully paid and non-assessable shares of Common Stock, $.01 par value (the "Common Stock"), of the Company (as adjusted pursuant to Section 7 hereof, the "Shares") for the purchase price specified in Section 2 below.

     2. Purchase Price. The purchase price for the Shares is $5.00 per share. Such price shall be subject to adjustment pursuant to Section 7 hereof (such price, as adjusted from time to time, is herein referred to as the "Warrant Price").

     3. Exercise Period. This Warrant is exercisable in whole or in part at any time from the date hereof through September 29, 2001.

     4. Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by surrender of this Warrant, together with a duly executed copy of the form of Exercise Notice attached hereto, to the Secretary of the Company at its principal offices, and the payment to the Company of an amount equal to the aggregate purchase price for the number of Shares being purchased.

     5. Certificates for Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter, and in any event within thirty (30) days of the delivery of the subscription notice.

     6. Reservation of Shares. The Company covenants that it will at all times keep available such number of authorized shares of its Common Stock, free from all preemptive rights with respect thereto, which will be sufficient to permit the exercise of this Warrant for the full number of Shares specified herein. The Company further covenants that such Shares, when issued pursuant to the
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exercise of this Warrant, will be duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

     7. Adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as follows:

            (a) Stock Dividends, Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide its Common Stock, by stock split or otherwise, combine its Common Stock or issue additional shares of its Common Stock as a dividend with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend and proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective or as of the record date of such dividend, or, in the event that no record date is fixed, upon the making of such dividend.

            (b) Reclassification, Reorganization, Merger, Sale or Consolidation. In the event of any reclassification, capital reorganization or other change in the Common Stock of the Company (other than as a result of a subdivision, combination or stock dividend provided for in Section 7(a) above) or in the event of a consolidation or merger of the Company with or into, or the sale of all or substantially all of the properties and assets of the Company, to any person, and in connection therewith consideration is payable to holders of Common Stock in cash, securities or other property, then as a condition of such reclassification, reorganization or change, consolidation, merger or sale, lawful provision shall be made, and duly executed documents evidencing the same shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant immediately prior to such event, the kind and amount of cash, securities or other property receivable in connection with such reclassification, reorganization or change, consolidation, merger or sale, by a holder of the same number of shares of Common Stock as were exercisable by the Holder immediately prior to such reclassification, reorganization or change, consolidation, merger or sale. In any such case, appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any cash, securities or property deliverable upon exercise hereof. Notwithstanding the foregoing, (i) if the Company merges or consolidates with, or sells all or substantially all of its property and assets to, any other person, and consideration is payable to holders of Common Stock in exchange for their Common Stock in connection with such merger, consolidation or sale which consists solely of cash, or (ii) in the event of the dissolution, liquidation or winding up of the Company, then the Holder shall be entitled to receive distributions on the date of such event on an equal basis with holders of Common Stock as if this Warrant had been exercised immediately prior to such event, less the Warrant Price. Upon receipt of such payment, if any, the rights of the Holder shall terminate and cease, and this Warrant shall expire. In case of any such merger, consolidation or sale of assets, the surviving or acquiring person and, in the event of any dissolution, liquidation or winding up of the Company, the Company shall promptly, after receipt of this surrendered Warrant, make payment by delivering a
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check in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such person as it may be directed in writing by the Holder surrendering this Warrant.

            (c) Certain Distributions. In case the Company shall fix a record date for the making of a dividend or distribution of cash, securities or property to all holders of Common Stock (excluding any dividends or distributions referred to in Sections 7(a) or 7(b) above, the number of Shares purchasable upon an exercise of this Warrant after such record date shall be adjusted to equal the product obtained by multiplying the number of Shares purchasable upon an exercise of this Warrant immediately prior to such record date by a fraction, the numerator of which shall be the Warrant Price immediately prior to such distribution, and the denominator of which shall be the Warrant Price immediately prior to such distribution, less the fair market value per Share, as determined by the Holder, of the cash, securities or property so distributed. Such adjustment shall be made successively whenever any such distribution is made and shall become effective on the effective date of distribution.

     8. Pre-Exercise Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a shareholder with respect to the Shares, including without limitation, the right to vote such Shares, receive preemptive rights or be notified of shareholder meetings, and the Holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company.

     9.     "Piggy-Back" Registration.

            (a) If the Company proposes to register any of its capital stock under the 1933 Act in connection with the public offering of such securities for its own account or for the account of its security holders, other than Holders of Registrable Shares pursuant hereto (a "Piggy-Back Registration Statement"), except for (i) a registration relating solely to the sale of securities to participants in the Company's stock plans or employee benefit plans or (ii) a registration relating solely to a transaction for which Form S-4 may be used, then the Company shall give written notice of such determination to each Holder of Registrable Shares, and each such Holder shall have the right to request, by written notice given to the Company within fifteen (15) days of the date that such written notice was mailed by the Company to such Holder, that a specific number of Registrable Shares held by such Holder be included in the Piggy-Back Registration Statement (and related underwritten offering, if any);

            (b) If the Piggy-Back Registration Statement relates to an underwritten offering, the notice given to each Holder shall specify the name or names of the managing underwriter or underwriters for such offering. In addition, such notice shall also specify the number of securities to be registered for the account of the Company and for the account of its shareholders (other than the Holders of Registrable Shares), if any;

            (c) If the Piggy-Back Registration Statement relates to an underwritten offering, each Holder of Registrable Shares to be included therein must agree (i) to sell such Holder's Registrable Shares on the same basis as provided in the underwriting arrangement approved by the Company, and (ii) to timely complete and execute all questionnaires, powers of attorney,
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indemnities, hold-back agreements, underwriting agreements and other documents required under the terms of such underwriting arrangements or by the SEC, NASD or by any state securities regulatory body;

            (d) If the Piggy-Back Registration Statement relates to an underwritten offering, the managing underwriter may limit or exclude the Registrable Shares from the Piggy-Back Registration Statement if it deems it desirable and in the best interests of the offering. If the number of securities proposed to be sold in such underwritten offering exceeds the number of securities that may be sold in such offering, there shall be included in the offering, first, up to the maximum number of securities to be sold by the Company for its own account, and second, as to the balance, if any, pro rata as between Holders, based upon the number of Registrable Shares proposed to be registered by each Holder, and any other shareholders having piggy-back registration rights, based upon the number of shares proposed to be registered by each of them.

            (e) Holders of Registrable Shares shall have the right to withdraw their Registrable Shares from the Piggy-Back Registration Statement, but if the same relates to an underwritten offering, they may only do so during the time period and on the terms agreed upon among the underwriters for such underwritten offering and the Holders of Registrable Shares;

            (f) The Holders will advise the Company at the time a registration becomes effective whether the Registrable Shares included in the registration will be underwritten or sold directly by the Holders;

            (g) All demand and piggy-back registration rights of the Holders shall terminate when all of the Registrable Shares then outstanding may be sold pursuant to Rule 144(k) or when all of the Registrable Shares have been sold in registered public offerings. These registration rights are transferable to any Holder of the Registrable Shares.

            (h) All expenses incurred in connection with the registration of the Registrable Shares shall be borne by the Company, other than underwriting discounts and commissions, registration, filing and qualification fees, and printing expenses applicable to the Registrable Shares, and legal counsel to the selling Holders, which shall be borne by the selling Holders.

     11.    Restricted Securities.  The Holder understands that this Warrant and the Shares purchasable hereunder constitute "restricted securities" under the federal securities laws and are being, or will be, acquired from the Company in transactions not involving a public offering and accordingly may not, under such laws and applicable regulations, be resold or transferred without registration under the Securities Act of 1933, as amended, or an applicable exemption from registration. In this connection, the Holder acknowledges that Rule 144 of the Securities and Exchange Commission is not now, and may not in the future be, available for resales of the Shares purchased hereunder. The Holder further acknowledges that the Shares and any other securities issued upon exercise of this Warrant shall bear a legend substantially in the form of the legend appearing of the face hereof.
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     12.    Investment Purpose.  The Holder represents and warrants to the
Company that the Warrants and Shares are acquired for investments purposes only and are not acquired with a view to, or for sale in connection with, any distribution.

     13. Successors and Assigns. This Warrant may not be assigned without the prior written consent of the Company.

     14. Governing Law. This Warrant shall be governed by the laws of the State of Colorado, excluding the conflicts of laws provisions thereof.

                                   SMARTSOURCES.COM, INC.


                                   By: /s/ Darryl Cardey
                                       -------------------------------
                                       Darryl Cardey
                                       Chief Financial Officer


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                                EXERCISE NOTICE

                                                        Dated         ,

      The undersigned hereby irrevocably elects to exercise the Stock Purchase Warrant, dated September 29, 1999, issued by SmartSources.com, a Colorado corporation (the "Company") to the undersigned to the extent of purchasing
        shares of Common Stock and hereby makes payment of $         in payment
of the aggregate Warrant Price of such Shares.


                                        LEVEL JUMP ASSET MANAGEMENT,
                                        INC.


                                        By:
                                            ------------------------